UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  November 20, 2014
(Date of earliest event reported)

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Blvd., Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)

(408) 765-8080
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01	Regulation FD Disclosure

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

On November 20, 2014, Intel Corporation presented business and financial information to institutional investors, analysts, members of the press and the general public at a publicly available webcast meeting (the "Investor Meeting").  Attached hereto as Exhibits 99.1, 99.2, and 99.3, and incorporated by reference herein are the Investor Meeting presentations made by Brian Krzanich, CEO; William Holt, Executive Vice President, General Manager of the Technology and Manufacturing Group; and Stacy Smith, Executive Vice President and Chief Financial Officer of Intel, respectively. During the course of the Investor Meeting, the company's executives discussed Intel's corporate strategy, advancing Moore's Law, and financial performance. The presentations include forward-looking statements and accompanying Risk Factors.  These presentations are among the several presentations made by Intel executives at the Investor Meeting, each of which may be found at intc.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this Report:

Exhibit Number	Description
99.1	Investor Meeting Presentation by Brian Krzanich, dated November 20, 2014

99.2	Investor Meeting Presentation by William Holt, dated November 20, 2014

99.3	Investor Meeting Presentation by Stacy Smith, dated November 20, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date:	November 20, 2014	By:	/s/ Cary I. Klafter
Cary I. Klafter
Corporate Secretary